                                                                  EXHIBIT 10.10


                                 LEASE AGREEMENT

                  THIS LEASE AGREEMENT ("Lease"), made and entered into this 1st day of April, 2002, by and between NORTH BROADWAY REAL ESTATE LIMITED LIABILITY COMPANY, an Oklahoma Limited Liability Company (hereinafter "Lessor") and Howard Pontiac-GMC, Inc., an Oklahoma Corporation (hereinafter "Tenant").

                              TERMS AND AGREEMENTS

         1. PROPERTY. The Lessor, in consideration of the covenants and agreements to be performed by Tenant and upon the terms and conditions hereinafter stated, does hereby lease, demise and let unto Tenant all of the land and improvements thereon described as attached hereto and made a part hereof as Exhibit A. As used herein, the term "Building" refers to the building improvements shown on Exhibit A and the land and other improvements within the Property, but outside the exterior walls of the Building, may be referred to as the "Leased Premises."

         2. POSSESSION. Tenant is in possession of the Leased Premises as of this date and Tenant shall be granted continued possession of the Leased Premises from the Commencement Date.

         3. TERM. The primary term of this Lease (the "Term") shall commence on the first day of April, 2002 (the "Commencement Date") and shall end at 5:00 p.m. five (5) years after Commencement Date (the "Expiration Date"), or on such earlier date upon which the Term shall expire or be cancelled or terminated pursuant to any of the conditions or covenants of this Lease or by operation of law. If Lessee is not in default of any covenant, agreement, term, provision or condition contained in this Lease, Lessee shall have the right to renew this Lease for one (1) successive period of five (5) years on the covenants, agreements, terms, provisions, and conditions provided herein, except that rent shall be adjusted as provided in paragraph 4.B of this Lease. In order to exercise such right to renew the term of this Lease, Lessee shall give written notice of Lessee's desire to extend the term of this Lease at least six (6) months prior to the date on which the renewal term is scheduled to commence. The renewal term of this Lease shall not have the effect of expanding in any way whatsoever Lessee's renewal rights set forth in this paragraph 3, it being specifically understood that Lessee shall have one (1) and only one (1) renewal period of five (5) years during the entire term of this Lease. Lessee's failure to exercise in a timely manner its right to renew the term of this Lease shall have effect of cancellation of such right to renew the term of this Lease and all remaining renewal rights.

         4. RENT. Tenant agrees to pay Lessor at 3600 West Main, Suite 150, Norman, Oklahoma 73072, or at such other addresses as Lessor may designate, rent


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for the Leased Premises at the rate of Thirteen Thousand Three Hundred Thirty and No/100 Dollars ($13,330.00) per month in advance beginning on the Commencement Date of this Lease Agreement and on the fifth (5th) day of each month thereafter for 60 months.

             A. Tenant agrees to pay Lessor the Monthly Base Rent, in monthly installments as stated above. The first such installment shall be paid on or before the Commencement Date and a like sum shall be paid on or before the first day of each and every successive calendar month thereafter during the term hereof. Payment shall be made to Lessor at the address as shown on the Schedule or at such other place as Lessor may from time to time designate in writing.

             B. If Lessee exercises its right to renew this Lease for one (1) successive five (5) year period, Rent shall increase on the date which the renewal term is scheduled to commence set forth in paragraph 3 attributable to half the CPI in affect at the time of renewal.

             C. Any Rent which remains unpaid following the date the same is due hereunder shall bear interest of 18% per annum until the same is paid in full. Tenant's obligation to pay Rent hereunder shall be without the necessity of further demand therefore, and without any abatement, deduction, setoff or counterclaim for any reason whatsoever, except as may be specifically provided in this Lease.

             D. Any Rent payable for a portion of a month shall be prorated based upon the number of days in the applicable calendar month.

             E. No endorsement or statement on any check or letter accompanying any check or payment as Rent shall be deemed an accord and satisfaction and Lessor may accept such check or payment without prejudice to Lessor's right to recover the amounts of the Rent or pursue any other remedy provided in this Lease.

             F. The obligation of Tenant with respect to the payment of Rent, accrued and unpaid during the term of the Lease, shall survive the expiration or earlier termination of the Lease. The obligation of Tenant to pay Rent is an


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            independent covenant and no act or circumstance whatsoever shall release Tenant from the obligation to pay Rent as required by this Paragraph 4 unless otherwise expressly provided in this Lease.


         5. TAXES. Tenant shall pay the property taxes on the Leased Premises during the term of this Lease Agreement.

         6. UTILITIES. Tenant shall pay the costs of all water, gas, electrical services, trash removal, snow removal and any and all other utilities provided to the Leased Premises. Tenant will maintain utility services on the Leased Premises in Tenant's name for the term of this Lease Agreement.

         7. INSURANCE. Tenant agrees to maintain such casualty insurance with extended coverage as Tenant and Lessor shall reasonably agree. Lessor and Tenant agree that the desired coverage for the Leased Premises is as follows:

         A. Fire and extended coverage on the Leased Premises underwritten on an all risk basis for ninety percent (90%) of replacement cost of the building;

         B. Public liability insurance against property damage or personal injury for combined single limit liability of not less than One Million Dollars ($1,000,000.00) for Lessor and Tenant.

         Tenant shall cause Lessor and Lessor's mortgagee, if any, to be reflected as an additional insured and certificate holder. Said policy shall provide that the Lessor be a named insured and that it may not be canceled without thirty (30) days written notice to Lessor.

         Tenant shall furnish to Lessor certificates of insurance and shall furnish proof of such insurance at any time such proof is requested in writing by Lessor.

         Lessor and Tenant hereby waive and release any and all rights, claims, demands, causes of action each may have against the other on account of any loss or damage occasioned to Lessor or Tenant, as the case may be, their respective properties, real and personal, the Leased Premises, or their contents, arising from any risk or peril generally covered or coverable, by standard fire and extended coverage issued in the State of Oklahoma; and the parties each, on behalf of their respective insurance companies insuring the property of the Lessor or Tenant against any such loss, waive and release any rights of subrogation that such companies may have against Lessor or Tenant, as the case may be.


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         8. REPAIRS, ALTERATIONS AND ADDITIONS. Lessor shall be responsible for all structural repairs and replacements, including the foundation and structural walls. All repairs and replacements required inside the building and for the equipment located therein shall be made at the expense of Tenant, who shall take care of the Leased Premises and surrender the same at the end of the term in substantially as good condition as when received, ordinary wear and tear, damage by fire or the elements, and unavoidable casualty excepted.

         Except non-structural interior alterations to the Premises, which require expenditures of less than $5,000.00 in any calendar year, no alterations in or additions to the Premises shall be undertaken unless Tenant has obtained Lessor's written permission to do so. Tenant shall indemnify and hold Lessor harmless from all liabilities, liens (including, but not limited to, mechanic's or materialmen's liens or claims thereof), costs (including, but not limited to, attorneys' fees), expenses, proceedings, claims and demands of every kind and description which may arise out of, or be connected in any way with, alterations or additions made to the Premises by Tenant. Tenant agrees to remove all mechanics and materialmen's liens placed on the Leased Premises within ten (10) days of receipt of written notice of such lien from Lessor. All alterations and additions shall become Lessor's property and shall remain upon the Premises at the termination of the Lease by lapse of time or otherwise as specifically listed herein.

         9. SIGNS. Tenant shall have the right to erect such signs as it may desire, subject to any applicable governmental laws, ordinances, regulations and other requirements. Tenant shall remove all signs at the termination of this Lease Agreement. Such installments and removals shall be made in such manner as to avoid injury, defacement or overloading the buildings and other improvements. Any damage caused by removal, installation or maintenance of such sign(s) shall be cured by Tenant, to Lessor's satisfaction, at Tenant's own expense.

         10. ASSIGNMENT OR SUBLETTING. Tenant shall not assign this Lease Agreement or any interest herein, or sublet the Leased Premises or any part thereof or any right or privilege appurtenant thereto, or allow any person other than Tenant and his agents and employees to occupy or use the premises or any part thereof, without first obtaining Lessor's prior written consent thereto, said consent may not be unreasonably withheld by Lessor. Lessor's consent to one assignment, sublease, or occupancy or use shall not act as consent to any subsequent assignment or sublease, or to any occupancy or use by another person. Any unauthorized assignment or sublease shall be void, and shall terminate this Lease Agreement at Lessor's option.

         A. TENANT'S ADDRESS FOR NOTICE:   Bob Howard Automall
                                           P.O. Box 14508
                                           Oklahoma City, Oklahoma 73113


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         B. LESSOR'S ADDRESS FOR NOTICE:   P. Mark Moore
                                           North Broadway Real Estate L.L.C.
                                           3600 West Main, Suite 150
                                           Norman, Oklahoma 73072

         11. TRADE FIXTURES AND BUSINESS EQUIPMENT. Tenant accepts the Leased Premises in the condition existing at the time of execution of this Lease Agreement. All alterations, additions, and repairs to be made to the premises, including the installation of fixtures and equipment necessary for the operation of Tenant's business in the premises, shall be made at the expense of Tenant. On the expiration of this Lease Agreement or on the expiration of any extension, renewal or sooner termination thereof, Tenant may remove all or part of such fixtures, business equipment, or other improvements and personal property placed in, on or about the Leased Premises by Tenant, but Tenant shall not be required to remove such fixtures and improvements or any part thereof unless it elects to do so. Such removal shall be done without compromising the structural or aesthetic integrity of the Lease Premises. Should such removal causes damage to the Lease Premises, Tenant agrees to make immediate repairs, at its own expense, to said Premises to Lessor's approval.

         12. INDEMNITY AND INSURANCE. Tenant shall indemnify and hold harmless Lessor and Lessor's agents and employees from and against any and all claims or liabilities, proceedings, damages or litigation arising from or in connection with (i) the conduct of any business therein, or any work or thing whatsoever done, or any condition created in or about the Premises during the Term or during the period of time, if any, prior to the Commencement Date that Tenant or its contractor(s) may have been given access to the Premises; (ii) any act or omission of Tenant, Tenant's agents or any subtenants or licensees or their partners, officers, agents, employees or contractors; (iii) any accident, injury or damage whatsoever (unless caused solely by Lessor's negligence) occurring in, at or upon the Premises; and (iv) any breach or default by Tenant in the full and prompt payment and performance of Tenant's obligations under this Lease; together with all costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon, including, without limitation, all attorneys' fees and expenses. In case any action or proceeding be brought against Lessor or Lessor's agents by reason of any such claim, Tenant, upon notice from Lessor, shall resist and defend such action or proceeding (by counsel reasonably satisfactory to Lessor).

         13. QUIET ENJOYMENT. Tenant, on payment of the Rent herein provided and observance of the covenants, agreements and conditions herein required of Tenant, shall peaceably and quietly hold and enjoy the Premises for the term of this Lease and any extensions and renewals thereof, subject to the terms of this Lease.


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         14. DAMAGE OR DESTRUCTION. If the Premises are damaged or destroyed without the gross negligence or willful misconduct of Tenant, its agents, employees, by fire or other casualty: (a) if such damage results in the Premises being unusable for Tenant's purposes, Tenant may elect to terminate this Lease within ten (10) days upon written notice to Lessor; and (b) Lessor may either elect to terminate this Lease within ten (10) days upon written notice to Tenant, or elect to restore such damage or destruction. If Lessor elects to restore such damage or destruction, Tenant shall be entitled to a proportionate reduction of Rent based upon the extent to which the making of such repairs interferes with the business carried on by Tenant in the Premises. If Tenant or Lessor give such termination notice as aforementioned, this Lease shall expire and all interest of the Tenant in the Premises shall terminate and Tenant shall vacate the Premises on the date specified in such notice and the Rent (reduced by any proportionate reduction based upon the extent, if any, to which the damage interfered with the business carried on by Tenant in the Premises) shall be paid up to the date of such termination. Lessor's rights and remedies against Tenant under this Lease prior to such termination shall survive such termination. Lessor shall refund to Tenant any Rent theretofore paid for any period of time after such termination date. If Lessor repairs or restores the damage, Lessor shall not be required under any circumstances to repair any injury, damage or destruction by fire or other cause to, or to make any repairs or replacements of, any paneling, decorations, railings, floor coverings, office fixtures, furnishings and equipment or any other property installed in the Premises by Tenant. All destruction or damage to the Premises and other portions of the Building, caused by Tenant, its agent or employees, shall be restored or repaired by Lessor at the expense of Tenant; provided such restoration or repair by Lessor shall not limit any rights or remedies otherwise available to Lessor as a result of the occurrence of the event resulting in such damage or destruction. Tenant's payment obligation hereunder shall be regarded as Rent. No compensation, claim or diminution of Rent will be allowed to Tenant or paid by Lessor by reason of inconvenience, annoyance or injury to business arising from the necessity of repairing or restoring the Premises or any portion of the Building, except to the extent abatement of Rent is provided for above.

         15. HOLDING OVER. If Tenant holds over after termination or expiration of this Lease, Tenant will pay, as liquidated damages, Rent in an amount equal to 150% of the Rent in effect immediately prior to such holdover, for the entire holdover period, together with all attorneys' fees and expenses incurred by Lessor in enforcing its rights under this Lease. During the period of holding over, Tenant shall comply with all provisions of this Lease. No holding over by Tenant after the termination or expiration of this Lease, with or without the consent or acquiescence of Lessor, shall operate to extend this Lease for a longer period than one month, and holding over with the consent of Lessor shall thereafter constitute this Lease as a lease from month to month. The provisions of this paragraph shall not waive Lessor's right of


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reentry or any other right hereunder upon Tenant's remaining in possession of the Premises following the expiration or termination hereof.

         16. BREACH, DEFAULT OF TENANT AND REMEDIES. It is agreed that Tenant shall be in default if: (i) Tenant fails to pay the Rent, or any installments thereof as aforesaid, at the time the same shall become due and payable, and such failure shall continue for five (5) days after written notice thereof is given to Tenant by Lessor; and/or (ii) Tenant violates, fails or neglects to keep and perform any of the covenants, conditions and agreements, or rules and regulations contained or referred to herein on the part of Tenant to be kept and performed and such violation or failure shall continue for thirty (30) days after written Notice thereof is given to Tenant by Lessor, unless Tenant is taking reasonable steps to cure the default.

         In case of default of any covenant herein, or if Tenant abandons the Leased Premises, Lessor may enforce the performance of this Lease Premises in any manner provided by law, and this Lease Agreement may be forfeited at Lessor's discretion, upon written notice as aforementioned; such notice to be sent by Lessor by certified mail, return receipt requested, to Tenant; and upon the expiration of such period (unless Tenant shall have completely removed or cured said default) this Lease Agreement may, at Lessor's option, cease and come to an end, as if that were the day originally fixed herein for the expiration of the term hereof, and Lessor's agent or attorney shall have the right, without further notice or demand, to re-enter and remove all persons and Tenant's property therefrom without being deemed guilty of any manner of trespass, without prejudice to any remedies for arrears of rent or breach of covenant; or, Lessor's agent or attorney may resume possession of the Leased Premises and re-let the same for the remainder of the term at a reasonable rental rate which said agent or attorney may obtain for the account of tenant, who shall make good any deficiency. If, on account of breach or default by Tenant or any of Tenant's obligations hereunder, it shall become necessary for Lessor to employ an attorney to enforce or defend any of Lessor's rights or remedies hereunder, then in any such event, any reasonable amount incurred by Lessor as attorney's fees shall be paid by Tenant. Failure of Lessor to insist on any of the covenants or conditions of this Lease Agreement shall not operate as a waiver of any future breach by Tenant of any of said covenants or conditions.

         17. COVENANTS AND WARRANTIES.

             A. TENANT'S COVENANTS AND WARRANTIES. Tenant will not commit waste or permit waste to be committed on or in the Premises or Property, and Tenant's conduct and activities within the Premises shall comply with applicable zoning and other municipal regulations. Tenant will repair, at Tenant's cost, any damage, injury or breakage done by Tenant, its agents and employees, including,


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         but not limited to, damage done to the Property or Premises by Tenant's equipment and installations. Tenant shall not paint, inscribe or affix any sign or advertisement on the outside of the Building or the Premises, except as approved in writing by Lessor. Tenant, at Tenant's expense, shall promptly comply with all laws, ordinances, decrees, orders, statutes and regulations of all governmental authorities and of all requirements of insurance carriers applicable to the Premises or to Tenant's use thereof at its own expense. Tenant further agrees not to keep or permit therein any gasoline, distillate, any other combustible petroleum product, or any material constituting a hazardous material under applicable local, state or federal laws, rules, regulations, orders or decrees, without first obtaining the written consent of Lessor.

             B. LESSOR'S COVENANTS AND WARRANTIES. Lessor warrants and represents that to the best of Lessor's knowledge;


         I. No part of the Lease Premises, including the walls, ceilings, structural steel, flooring, pipes or boilers, is wrapped, insulated, fireproofed or surfaced with any asbestos- containing materials.

        II. Lessor warrants that neither Lessor, nor to Lessor's knowledge, has any third party used, generated, managed, treated or disposed of any regulated or environmentally hazardous substance to or from the Premises.

        III. Lessor warrants that it has no knowledge of the presence of any regulated or environmentally hazardous substances in, on or within reasonable proximity to the Premises, nor of any existing violations of any laws, rules, regulations or ordinances, including without limitation, any environmental laws against or upon the Premises.

         IV. There is no action, suit, proceeding, or investigation pending or threatened against the Lessor or the Leased Premises which, if successful, would impair the interest of the Tenant under this Lease, or the ability of Tenant to operate an automobile dealership from the Leased Premises.

         V. There are no outstanding options, justify contracts, leases, or other agreements of any kind or nature, written or oral, whereby any person is or shall be entitle possessory interest in the Leased Premises.


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         VI. The Leased Premises are zoned by the governmental entities having jurisdiction for the operation of an automobile dealership sales and service facility.

        VII. The building and improvements of the Leased Premises, including the foundation, exterior walls, roof, parking lot, roadways, and sidewalks are in sound structural condition.

       VIII. All streets and roadways necessary for free and unrestricted access to and from the Leased Premises have been completed, dedicated, and accepted for maintenance and public use by the appropriate governmental authorities.

         IX. There is no fact known to Lessor which may adversely affect or which solely by reason of passage of time, will adversely affect the ability of the Tenant to operate an automobile dealership from the Leased Premises.

         18. NOTICES. All notices to be given by one party to the other party under the Lease shall be given in writing, mailed or delivered to other party at the address shown on the Schedule on the first page of this Lease. Mailed notices shall be sent postage prepaid by United States Certified Mail, Return Receipt Requested, or Registered Mail. Notice by facsimile is allowed if the sending party has evidence that the Notice was received by the other party.

         19. SUBORDINATION. Tenant agrees that this Lease shall be subordinate to any mortgages that are now, or hereafter placed upon the Premises and to any and all advances to be made thereunder, and to the interest thereon, and all renewals, replacements and extensions thereof, provided that the mortgagees named in said mortgages shall agree to recognize the interest of Tenant under this Lease in the event of foreclosure, if Tenant is not then in default. Tenant agrees that upon the request of Lessor, or any mortgagee, Tenant shall execute whatever instruments may be required to carry out the intent of this paragraph.

         20. CONDEMNATION AND SEIZURE. If any part of the Premises, Building or Property is seized or condemned by any governmental authority or acquired for any public or quasi-public use or purpose, or the Property is so seized, condemned or acquired to such an extent that Lessor elects not to restore the Property and, as a result thereof, Tenant's use and enjoyment of the Premises are materially impaired, the term of this Lease or any renewals or extensions thereof shall end upon the date when possession is required for such use or purpose. Notwithstanding anything herein to the contrary, Tenant may claim and recover an award for Tenant's moving expenses, business dislocation damages, Tenant's personal property and


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fixtures, the unamortized cost of leasehold improvements paid for by Tenant, and any other award that would not reduce the award payable to Lessor.

         21. ATTORNMENT. If any person or entity shall succeed to all or part of Lessor's interest in the Property, whether by purchase, foreclosure, deed in lieu of foreclosure, or otherwise, and, if so requested or required by such successor-in-interest, Tenant shall attorn to such successor-in-interest and shall execute such agreement and confirmation of such attornment as such successor-in-interest shall reasonably request.

         22. TRANSFER BY LESSOR. Lessor may and shall have the right to transfer, mortgage, assign, pledge and convey, in whole or in part, the Property, this Lease, all rights (existing and to exist). Upon assignment of the Lease by Lessor, Lessor shall be relieved automatically of any liability or responsibility under this Lease and to Tenant for all periods after the time and date of such assignment.

         23. INTEGRATION, AMENDMENT AND WAIVER. It is agreed by Tenant, as a material consideration for the execution of this Lease, that there are and were no verbal representations, understandings, stipulations, agreements or promises pertaining to this Lease not incorporated in writing herein, so that this Lease contains the entire understanding of the parties on the subject matter hereof. This Lease shall not be altered, waived, amended or extended otherwise than as provided herein, except in a writing signed by both parties. No waiver of any breach of any covenant, condition or agreement herein contained, on one or more occasion, shall operate as waiver of the covenant, condition or agreement itself, or of any subsequent breach thereof. No provision of this Lease shall be deemed to have been waived by Lessor unless such waiver shall be in writing signed by Lessor.

         24. SEVERABILITY. If any provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the term of this Lease or any renewal or extension thereof, it is the intention of Lessor and Tenant that the remainder of this Lease shall not be affected thereby and that in lieu of each provision of this Lease that is illegal, invalid or unenforceable, there be added as a part of this Lease a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and legal, valid and enforceable.

         25. COMPUTATION OF DAYS. Any reference in this Lease to a number of days is intended to refer to actual calendar days, inclusive of weekends and holidays.

         26. CAPTIONS. The captions used in this Lease are for convenience and reference only and shall not be held to explain, modify, amplify, or aid in the interpretation or construction of any provisions of this Lease.

         27. ADDITIONAL PROVISIONS. The provisions set out in any Exhibits attached hereto are incorporated by reference and made a part hereof to the same effect


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 as if herein set out. If any provision or provisions set out in said
Exhibits are in conflict with any other provisions of this Lease, the provision or provisions set out in said Exhibits shall be controlling.

         28. ATTORNEYS' FEES. If either party must resort to judicial enforcement, including the filing of a petition, of this Lease, then the prevailing party in any such litigation or judicial proceeding instituted with regard to this Lease shall be entitled to reasonable attorneys' fees and costs.

         29. GOVERNING LAW. This Agreement will by governed by, construed and enforced in accordance with the laws of the state of Oklahoma. In the event of litigation, the parties agree that jurisdiction will be vested in the District Court of Oklahoma County, Oklahoma.

         30. AMENDMENT. This Agreement may not be amended by any oral agreement or understanding but only by an amendment in writing executed by the parties hereto.

         31. EXHIBITS. The Exhibit attached hereto or included herein is made a part hereof for all purposes. As used herein, the expressed "this Lease Agreement" means the body of this Agreement and such Exhibit; and the expressions "herein, hereof, enclosed and hereunder" and other words of similar import refer to this Lease Agreement and such exhibits as a whole and not any particular part or subdivision thereof.

         IN WITNESS WHEREOF, Lessor and Tenant have hereunto set their hands the date first above written, which Lease Agreement shall be binding on the parties, their respective heirs, legal representatives, successors and assigns.

                                    "LESSOR":

                                    NORTH BROADWAY REAL ESTATE LIMITED
                                    LIABILITY COMPANY

                                    BY:  MTV INVESTMENTS LIMITED PARTNERSHIP
                                    BY:  MTV ASSOCIATES INC., GENERAL PARTNER


                                    By: /s/ Curtis L. Hayes
                                        -----------------------
                                        CURTIS L. HAYES,
                                        SECRETARY/TREASURER


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

                                    "TENANT":

                                    HOWARD PONTIAC-GMC, INC.


                                    By: /s/ Cliff Buster
                                        --------------------------------
                                        Cliff Buster, VICE PRESIDENT

                                    Attest:

                                        /s/Beth Sibley
                                        -----------------------------------
                                        _______________, SECRETARY

STATE OF OKLAHOMA       )
                        ) ss:
COUNTY OF CLEVELAND     )

         Before me, the undersigned, a Notary Public in and for said County and State, on this ____ day of _____________, 2002, personally appeared CURTIS L. HAYES, to me known to be the identical person who executed the within and foregoing instrument and acknowledged to me that he executed the same as his free and voluntary act and deed, all for the uses and purposed therein set forth.

                                        --------------------------------------
                                        Notary Public, State of Oklahoma

My Commission Expires:

--------------------



STATE OF TEXAS          )
                        ) ss:
COUNTY OF HARRIS        )

         Before me, the undersigned, a Notary Public in and for said County and State, on this 1st day of April, 2002, personally appeared Cliff Buster, Vice President of Howard Pontiac-GMC, Inc., an Oklahoma Corporation, to me known to be the identical person who subscribed the name of the corporation to the foregoing instrument as its Vice President and acknowledged to me that he executed the same as his free and voluntary act and deed in his official capacity for such corporation, all for the uses and purposed therein set forth.


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                                        /s/ Beth Sibley
                                        ---------------------------------------
                                        Notary Public, State of Oklahoma

My Commission Expires:

01-04-04


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